Exhibit 10.2

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of March 25, 2014 among GAMESTOP CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051, as Lead Borrower; the Subsidiary Borrowers party hereto (together with the Lead Borrower, individually, a “Grantor” and collectively, the “Grantors”); and BANK OF AMERICA, N.A., a national banking association, as administrative agent and collateral agent (in such capacities, the “Agent”) for the Credit Parties, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, the Lead Borrower and certain of the Grantors, among others, have entered into (i) that certain Amended and Restated Credit Agreement, dated as of January 4, 2011 (as amended and in effect on and prior to the date hereof, the “Existing Credit Agreement”) by, among others, the Lead Borrower, the other Borrowers party thereto, the “Lenders” as defined therein, Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, Wells Fargo Capital Finance, LLC, as “Syndication Agent”, and U.S. Bank National Association and Regions Bank, as “Co-Documentation Agents” and (ii) that certain Amended and Restated Security Agreement, dated as of January 4, 2011 (as amended and in effect on and prior to the date hereof, the “Existing Security Agreement”) by and among such Grantors and Bank of America, N.A., as “Collateral Agent”; and

WHEREAS, contemporaneously herewith, the Grantors and the Agent, among others, are amending and restating the Existing Credit Agreement in its entirety pursuant to that certain Second Amended and Restated Credit Agreement dated as of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, (i) the Grantors, as Borrowers, (ii) the Lenders named therein, (iii) the Agent, and (iv) Bank of America, N.A., as Issuing Bank; and

WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are each conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree that the Existing Security Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation under the Existing Security Agreement):

SECTION 1

Definitions

1.1 Generally. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently that in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Accessions” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC.

“Accounts” shall mean “accounts” as defined in the UCC, and also all accounts, accounts receivable, and rights to payment (whether or not earned by performance) for: (i) property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; (ii) services rendered or to be rendered; (iii) a policy of insurance issued or to be issued; (iv) a secondary obligation incurred or to be incurred; or (v) arising out of the use of a credit or charge card or information contained on or used with that card.

“Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.8.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 6.1 of this Agreement.

“Certificated Security” shall have the meaning given that term in the UCC.

“Confirmer” shall have the meaning given that term in Section 5-102 of the UCC.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal and fixture property (other than fixture property pledged pursuant to a mortgage on any owned real property) of each Grantor, including, without limitation: (a) Accounts, (b) Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property, (m) Letter-of-Credit Rights, (n) Software, (o) Supporting Obligations, (p) all books, records, and information relating to any of the foregoing and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (q) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (p)) or otherwise, (r) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (q)), including the right of stoppage in transit, and (s) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing. Notwithstanding the foregoing, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a Security Interest in, any General Intangibles, other than Payment Intangibles, if and only to the extent that in the case of any such General Intangible, (x) any contract evidencing such General Intangible contains a valid and effective contractual restriction or limitation which prohibits the grant or creation of a security interest therein, or (y) a valid and effective restriction or limitation imposed by applicable law, regulation, rule, order or other directive of any governmental body, agency or authority, or the order of any court of competent jurisdiction, prohibits the grant or creation of a security interest in such General Intangible, provided that the Proceeds realized from any of the foregoing shall not be deemed excluded from the definition of Collateral but shall constitute Collateral, and provided further that to the extent such security interest at any time hereafter shall no longer be prohibited by law, and/or immediately upon such contractual restriction or limitation no longer being enforceable, as the case may be, the Collateral shall automatically and without any further action include, and the Grantors shall be deemed to have granted automatically and without any further action a Security Interest in, such right as if such law had never existed or such contractual restriction or limitation had never been enforceable, as the case may be.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Commodity Intermediary” shall have the meaning given that term in the UCC.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank.

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Entitlement Holder” shall have the meaning given that term in the UCC.

“Entitlement Order” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment” as defined in the UCC, and also all furniture, store fixtures, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantors’ business, and any and all Accessions or additions thereto, and substitutions therefor, provided that Equipment shall not include motor vehicles.

“Financial Asset” shall have the meaning given that term in the UCC.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixture Filing” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; user, technical reference, and other manuals and materials; patents, patent applications and patents pending; trade secret rights, copyrights, copyright applications, mask work rights and interests, and derivative works and interests; trade names, trademarks, trademark applications, service marks, and service mark applications, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC.

“Indemnitee” shall have the meaning assigned to such term in Section 8.6 of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all Goods which (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business.

“Investment Property” shall have the meaning given that term in the UCC.

“IP Security Agreement” means the Second Amended and Restated Patent and Trademark Security Agreement dated as of the date hereof and executed and delivered by the Grantors to the Agent for the ratable benefit of the Credit Parties, as the same may be amended, modified, supplemented or restated from time to time.

“Issuer” shall have the meaning given that term in the UCC.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Payment Intangible” shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Lead Borrower.

“Payment in Full” shall mean the occurrence of each of the following events: (i) the expiration or termination of the Commitments, (ii) the payment in full in cash of the principal of and interest on each Loan and all fees and other Secured Obligations, (iii) with respect to all Letters of Credit, (A) the expiration or termination and reduction to zero thereof, (B) the cash collateralization thereof to the extent required by the Credit Agreement, or (C) the supporting thereof by another letter of credit in a manner reasonably satisfactory to the Issuing Bank and the Agent, and (iv) the payment in full in cash of all Letter of Credit Outstandings. The term “Paid in Full” shall have a meaning correlative thereto.

“Proceeds” shall have the meaning given that term in the UCC.

“Secured Obligations” shall mean “Obligations” as defined in the Credit Agreement; provided, however, that Obligations described in clause (c) of the definition of Obligations shall be Secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clauses (a) and (b) of the definition of Obligations.

“Securities Act” shall have the meaning assigned to such term in Section 6.1 of this Agreement.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Tangible Chattel Paper” shall have the meaning given that term in the UCC.

“Uncertificated Security” shall have the meaning given that term in the UCC.

1.3 Rules of Interpretation. The rules of interpretation specified in Sections 1.2 through 1.6 of the Credit Agreement shall be applicable to this Agreement.

SECTION 2

Security Interest

2.1 Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby bargains, assigns, mortgages, pledges, hypothecates and transfers to the Agent, its successors and assigns, for the benefit of the Credit Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, each Grantor hereby designates the Agent as such Grantor’s true and lawful attorney, exercisable by the Agent whether or not an Event of Default exists, with full power of substitution, at the Agent’s option, to file one or more Financing Statements (including Fixture Filings), continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Agent as secured party. Each Grantor hereby ratifies its prior authorization for the Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof (including, without limitation, any such financing statements or amendments identifying “Bank of America, N.A., as Collateral Agent” as secured party). The Agent acknowledges that the attachment of its Security Interest in any Commercial Tort Claim is subject to the Grantors’ compliance with Section 4.12.

2.2 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Except during the existence of an Event of Default, the Grantors shall retain the right to vote any of the Investment Property constituting Collateral in a manner not inconsistent with the terms of this Agreement and the Credit Agreement.

SECTION 3

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Agent and the other Credit Parties that:

3.1 Representations and Warranties Incorporated by Reference. Each Grantor hereby restates each of the representations and warranties set forth in Article 3 of the Credit Agreement with respect to such Grantor as a Borrower thereunder. Each such warranty and representation is incorporated herein by reference.

3.2 Title and Authority. Each Grantor has good and valid rights in, or title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

3.3 Filings. The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects. UCC Financing Statements (including Fixture Filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Credit Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part.

3.4 Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Obligations, and (b) subject to the filings described in Section 3.3 above, a perfected security interest in all of the Collateral. The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement and having priority over the Security Interest by operation of Applicable Law.

3.5 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement. Except as provided in the Loan Documents, the Grantors have not filed or consented to the filing of (a) any Financing Statement or analogous document under the UCC or any other Applicable Law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which Financing Statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement.

3.6 Bailees, Warehousemen, Etc. Except as otherwise disclosed in the Perfection Certificate, no Inventory costing in excess of $5,000,000 held on a temporary basis of any Grantor is in the care or custody of any one third party or stored or entrusted with any one bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment unless a waiver or other agreement reasonably satisfactory to the Agent is delivered to the Agent by such third party or bailee.

3.7 Consignments. Except as otherwise disclosed in the Perfection Certificate, no Grantor has, and none shall have, possession of any property on consignment.

SECTION 4

Covenants

4.1 Covenants Incorporated by Reference. Each Grantor hereby covenants and agrees that each Grantor shall perform, observe and otherwise comply with the covenants set forth in Articles 5 and 6 of the Credit Agreement with respect to such Grantor as a Borrower.

4.2 Change of Name; Location of Collateral; Records; Place of Business.

(a) Each Grantor agrees to furnish to the Agent thirty (30) days’ prior written notice of (i) any change in its legal name, (ii) any change in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it, or any office or facility at which Collateral owned by it is located, including the establishment of any such new office or facility, (iii) any change in its identity or organizational structure, (iv) any change in its Federal Taxpayer Identification Number or organizational number, if any, assigned to it by its state of organization, or (v) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Agent’s Security Interest therein. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as, or similar to, those in which such Grantor is engaged, and, at such time or times as the Agent may reasonably request, promptly to prepare and deliver to the Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Agent showing the identity, amount and location of any and all Collateral.

4.3 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.2 of the Credit Agreement.

4.4 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements (including Fixture Filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.

4.5 Inspection and Verification. Without limiting the terms and conditions of Sections 5.9 of the Credit Agreement, the Agent and such Persons as the Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, on reasonable prior notice except if an Event of Default then exists, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification, provided that prior to the occurrence and continuation of an Event of Default, the Grantors shall only be required to pay the fees and expenses for (i) one commercial finance examination and one appraisal during each twelve month period following the Effective Date so long as the conditions set forth in clauses (ii) or (iii) below do not apply, (ii) two commercial finance examinations and two appraisals during each twelve month period following the Effective Date if Excess Availability is at any time less than twenty-five percent (25%) of the Loan Cap, and (iii) three commercial finance examinations and three appraisals during each twelve month period following the Effective Date if Excess Availability is at any time less than fifteen percent (15%) of the Loan Cap. The Agent shall have the absolute right to share any information it gains from such inspection or verification with any Credit Party. Notwithstanding the foregoing limitations on the Grantors’ obligation to pay the expenses for appraisals and commercial finance examinations prior to the occurrence of an Event of Default, the Agent may, (i) undertake such additional appraisals and commercials finance examinations prior to the occurrence of an Event of Default as it, in its Permitted Discretion, deems necessary, at the expense of the Lenders, and (ii) if an Event of Default shall have occurred and be continuing, undertake such additional appraisals and commercial finance examinations at the Grantors’ expense as it deems appropriate.

4.6 Taxes; Encumbrances. At its option, the Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.2 of the Credit Agreement, and may take any other action which the Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that the Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner; and provided further that the making of any such payments by the Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantors’ failure to have made such payments. Nothing in this Section 4.6 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

4.7 Assignment of Security Interest.

(a) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b) To the extent that any Grantor is a beneficiary under any written letter of credit now or hereafter issued in favor of such Grantor (which, for the avoidance of doubt, shall not include any Letter of Credit issued pursuant to the Credit Agreement), such Grantor shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent’s request, such Grantor shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any Confirmer of such letter of credit an assignment of proceeds form, in favor of the Agent and satisfactory to the Agent and such issuer or (as the case may be) such Confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent.

4.8 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Agent and the other Credit Parties from and against any and all liability for such performance.

4.9 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.2 of the Credit Agreement. Except as expressly permitted in the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral, and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business, (b) a Grantor may transfer Collateral to any other Grantor, and (c) unless and until the Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

4.10 Limitation on Modification of Accounts. None of the Grantors will, without the Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

4.11 Insurance.

(a) The Grantors shall maintain insurance on the Collateral as required by Section 5.7 of the Credit Agreement. All such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent’s interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Grantor or by the failure of any Grantor to comply with any warranty or condition of the policy.

(b) Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable. All sums disbursed by the Agent in connection with this Section 4.11, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Secured Obligations secured hereby and by the other Security Documents.

4.12 Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim in excess of $2,500,000, such Grantor shall promptly notify the Agent in writing of the details thereof and the Grantors shall take such actions as the Agent shall reasonably request in order to grant to the Agent, for the ratable benefit of the Credit Parties, a perfected and first priority security interest therein and in the Proceeds thereof.

4.13 Legend. At the request of the Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Agent for the benefit of the Credit Parties and that the Agent has a security interest therein.

4.14 General Intangibles. Each Grantor shall apply for, and diligently pursue applications for, registration of its ownership of the General Intangibles constituting Collateral for which registration is appropriate, and which are material to its business, and will use such other reasonable measures as are appropriate to preserve its rights in its other General Intangibles constituting Collateral, except that such Grantor may abandon such rights as could not reasonably be expected to have a Material Adverse Effect on the value of such General Intangibles. Each Grantor will, at the request of the Agent, retain current copies of all materials created by or furnished to such Grantor on which is recorded then current information relating to any computer programs or data bases that such Grantor has developed or otherwise has the right to use from time to time. Such materials shall include, without limitation, magnetic or other computer media on which object, source or other code is recorded and documentation of those computer programs or data bases, in the nature of listing printouts, narrative descriptions, flow diagrams and similar items. Each Grantor will, at the reasonable request of the Agent, deliver a set of such copies to the Agent for safekeeping and retention or transfer in the event of the exercise of the Agent’s Rights and Remedies.

4.15 Investment Property.

(a) If any Grantor shall at any time hold or acquire any Certificated Securities (other than treasury stock of such Grantor), such Grantor shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify, all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral. If any Securities now held or hereafter acquired by any Grantor are Uncertificated Securities (other than treasury stock of such Grantor) and are issued to such Grantor or its nominee directly by the Issuer thereof, such Grantor shall promptly notify the Agent thereof and, at the Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) cause the Issuer to agree to comply with instructions from the Agent as to such Securities, without further consent of such Grantor or the nominee, or (ii) arrange for the Agent to become the registered owner of the Securities. If any Grantor, as registered holder of Investment Property, receives any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Investment Property, or otherwise, such Grantor agrees to accept the same in trust for the Agent and the other Credit Parties and to forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify, to be held by the Agent as Collateral. If any

Securities, whether Certificated Securities or Uncertificated Securities, or other Investment Property now held or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Agent thereof and, at the Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders or other instructions from the Agent to such Securities Intermediary as to such Securities or other Investment Property or, as the case may be, to apply any value distributed on account of any commodity contract as directed by the Agent to such Commodity Intermediary, in each case without the further consent of such Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Agent to become the Entitlement Holder with respect to such Investment Property.

(b) The Agent agrees with each Grantor that, pursuant to this Section 4.15, the Agent shall not give any such Entitlement Orders or instructions or directions to any such Issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, provided that no Cash Dominion Event has occurred and is continuing or, after giving effect thereto, any such investment or withdrawal rights not otherwise permitted by the Credit Agreement would occur. In addition, (i) so long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein or therein; and the Agent shall execute and deliver or cause to be executed and delivered to such Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the rights and powers which it is entitled to exercise pursuant hereto, and (ii) so long as no Cash Dominion Event shall have occurred and be continuing, each Grantor shall be entitled to receive and retain any dividends or other distributions on the Securities.

4.16 Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in excess of $2,500,000 in any Electronic Chattel Paper or any “transferable record” as such term is defined in the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §7001, et. seq., or in Section 16 of the Uniform Electronic Transactions Act as in effect in any jurisdiction applicable to such Grantor, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control under the UCC, the Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as the case may be, of such transferable record. The Agent agrees with each Grantor that so long as no Event of Default has occurred and is continuing or would occur after taking into account the following, the Agent will arrange, pursuant to procedures satisfactory to the Agent and so long as such procedures will not result in Agent’s loss of control under the UCC, the Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as the case may be, for such Grantor to make such necessary alterations to the Electronic Chattel Paper or transferable record as are permitted under the UCC, the Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as the case may be.

4.17 Tangible Chattel Paper, Notes and Other Instruments. If at any time any amount payable to any Grantor under or in connection with any of the Collateral is evidenced by any Tangible Chattel Paper, promissory note, trade acceptances or other Instrument, such Grantor shall promptly deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.

4.18 Bailments, Etc. If any Collateral costing in excess of $5,000,000 is at any time in the possession or control of any one warehouseman for more than a temporary period of time (not to exceed five (5) Business Days), bailee or any Grantor’s agents, such Grantor shall promptly notify the Agent thereof and, upon the request of the Agent, (i) notify such warehouseman, bailee or agent to hold all such Collateral for the Agent’s account subject to the Agent’s instructions, (ii) obtain from such warehouseman, bailee or agent a Collateral Access Agreement, (iii) deliver any negotiable warehouse receipt, bill of lading or other document of title issued with regard to the Collateral to the Agent appropriately endorsed to the Agent’s order, and/or (iv) arrange for the issuance in the name of the Agent, in form reasonably satisfactory to the Agent, any nonnegotiable document of title covering such Collateral. The Agent agrees with each Grantor that the Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such warehouseman, bailee or agent.

4.19 Other Perfection, Etc. The Grantors shall at any time and from time to time take such steps as the Agent may reasonably request for the Agent (a) to obtain “control” of any Deposit Accounts or Letter-of-Credit Rights, with any agreements establishing control to be in form and substance satisfactory to the Agent, and (b) otherwise to insure the continued perfection of the Agent’s security interest in any of the Collateral with the priority described in Section 3.4 and of the preservation of its rights therein. The Agent agrees with each Grantor that the Agent shall not give notice to any depositary under any control, blocked account or similar agreement in respect of a Deposit Account unless a Cash Dominion Event has occurred and is continuing.

4.20 Assignment of Claims Act. If at any time any Accounts of any Grantor arise from contracts with the United States of America or any department, agency or instrumentality thereof, such Grantor will promptly notify the Agent thereof and shall execute all assignments and take all steps reasonably requested by the Agent in order that all monies due and to become due thereunder will be assigned and paid to the Agent and notice thereof given to the federal authorities under the Assignment of Claims Act of 1940, 41 U.S.C. §15.

4.21 Notices and Reports Pertaining to Collateral. In addition to any other notice or reporting requirement imposed on the Grantors under this Agreement or the Credit Agreement, the Grantors will, with respect to the Collateral:

(a) Promptly notify the Agent when any Grantor obtains knowledge of actual or imminent bankruptcy or other insolvency proceeding of any material Account Debtor or Issuer of Investment Property;

(b) Promptly notify the Agent of any material return or adjustment, rejection, repossession, or loss or damage of or to merchandise represented by Accounts or constituting Inventory and of any material credit, adjustment or dispute arising in connection with the goods or services represented by Accounts or constituting Inventory;

(c) Promptly after the application by any Grantor for registration of any General Intangibles, notify the Agent thereof; and

(d) Promptly notify the Agent in the event of a material loss or damage to the Collateral, if such loss or damage is not covered by insurance, of any reclamation or repossession of or any action by a creditor to reclaim or repossess any material asset(s) of any Grantor, of any material adverse change in the Collateral, and of any other occurrence that may have a Material Adverse Effect on the Security Interest of the Agent in the Collateral.

SECTION 5

Collections

5.1 Collections.

(a) Each Grantor shall at all times comply with the Cash Receipts provisions of Section 2.21 of the Credit Agreement including, without limitation, after the occurrence and during the continuance of a Cash Dominion Event, causing the sweep on each Business Day of all Cash Receipts into the Bank of America Concentration Account or a Blocked Account, as provided for in the Credit Agreement.

(b) Without the prior written consent of the Agent, no Grantor shall modify or amend the instructions pursuant to any of the DDA Notifications, the Credit Card Notifications, or the Blocked Account Agreements. So long as no Event of Default has occurred and is continuing, each Grantor shall, and the Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Agent and the other Credit Parties; provided, however, that such privilege may, at the option of the Agent, be terminated upon the occurrence and during the continuance of any Event of Default.

5.2 Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Agent and the other Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.1 of this Agreement, (b) upon the occurrence and during the continuance of a Cash Dominion Event or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 5.1 of this Agreement, and (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Agent shall designate; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Agent determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) to use, license or transfer any or all General Intangibles of any Grantor; and (xii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or any other Credit Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

5.3 No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.2, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) in a court of competent jurisdiction which determination includes a specific finding that the subject act or omission to act had been grossly negligent, willful misconduct or in actual bad faith. The provisions of Section 5.2 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

SECTION 6

Remedies

6.1 Remedies upon Default. Upon the occurrence of an Event of Default, it is agreed that the Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. The rights and remedies of the Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

(a) With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b) With respect to any Collateral consisting of Accounts, the Agent may (i) demand, collect and receive any amounts relating thereto, as the Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Agent may reasonably deem appropriate; (iv) without limiting the Agent’s rights set forth in Section 5.2 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes.

(c) With respect to any Collateral consisting of Investment Property, the Agent may (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received as provided in Section 5.3 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) neither the Agent nor any other Credit Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(d) With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Agent may conduct one or more going out of business sales, in the Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e) With respect to any Collateral consisting of General Intangibles, the Agent may exercise all of the rights granted to the Agent under the IP Security Agreement.

(f) With or without legal process and with or without prior notice or demand for performance, the Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent to the extent the Agent deems such exclusion reasonably necessary to preserve and protect the Collateral. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Agent be liable to any Grantor for use or occupancy by the Agent of any premises pursuant to this Section 6.1, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Agent’s exercise of the Agent’s Rights and Remedies (as defined herein) hereunder.

(g) The Agent may require any Grantor to assemble the Collateral and make it available to the Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Agent and such Grantor.

(h) Each Grantor agrees that the Agent shall have the right, subject to Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(i) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other Applicable Law with respect to the exercise of the Agent’s rights and remedies upon default. The Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(j) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.

(k) At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 6.1, the Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(l) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and all Secured Obligations shall have been Paid in Full.

(m) As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n) To the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

6.2 Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Secured Obligations pursuant to Section 7.1 of the Credit Agreement, the Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents, in the manner set forth in Section 7.3 of the Credit Agreement.

SECTION 7

Perfection of Security Interest

7.1 Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Agent, pursuant to the provisions of Sections 2.1 and 5.2, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Agent shall reasonably deem appropriate, and the Grantors shall pay the Agent’s reasonable costs and expenses incurred in connection therewith. Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions.

7.2 Savings Clause. Nothing contained in this Article VII shall be construed to narrow the scope of the Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

SECTION 8

Miscellaneous

8.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement.

8.2 Grant of Non-Exclusive License. Without limiting the rights of the Agent under the IP Security Agreement, each Grantor hereby grants to the Agent a royalty free, non-exclusive, irrevocable license, which license shall be exercisable upon the existence and during the continuance of an Event of Default, to use, apply, and affix any trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, such license being with respect to the Agent’s exercise of the Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.

8.3 Security Interest Absolute. All rights of the Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any pledge, exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, of the Credit Agreement or of any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.8(b) hereof, or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

8.4 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any

Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect until Payment in Full of the Secured Obligations.

8.5 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns. This Agreement shall be binding upon each Grantor and the Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

8.6 Agent’s Fees and Expenses; Indemnification.

(a) Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees, expenses or indemnification provided for under the Credit Agreement and the other Loan Documents, the Grantors jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b) Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees, expenses or indemnification provided for under the Credit Agreement and the other Loan Documents, the Grantors shall jointly and severally indemnify each Credit Party and each Related Party of any Credit Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery or performance of this Agreement or any other Loan Document, the performance by any Grantor of its obligations under this Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith or willful misconduct of any Indemnitee or any Affiliate of an Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Grantors shall promptly pay the reasonable fees and expenses of such counsel.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this Section 8.6 shall be payable promptly after written demand therefor.

(d) The provisions of this Section 8.6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby and by the Credit Agreement, the occurrence of any event described in the definition of “Payment in Full”, or the termination of this Agreement, the Credit Agreement or any provision hereof or thereof.

8.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.8 Waivers; Amendment.

(a) The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any Person, at any time, shall preclude the other or further exercise of the Agent’s Rights and Remedies. No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement.

8.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.9.

8.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.12 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.13 Jurisdiction; Consent to Service of Process.

(a) The Grantors agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts. The Grantors hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Grantors agree that any action commenced by any Grantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.14 Termination; Release of Collateral.

(a) This Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall terminate with respect to all Secured Obligations upon Payment in Full of the Secured Obligations, provided, however, that (A) this Agreement, the Security Interest and all other security interests granted hereby shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party or any Grantor upon the bankruptcy or reorganization of any Grantor or otherwise, and (B) in connection with the termination of this Agreement, the Agent may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to bank products or cash management services, and (z) any Secured Obligations that may thereafter arise under Section 9.3 of the Credit Agreement.

(b) The Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement. Upon termination hereof or any release of Collateral in accordance with the provisions of the Credit Agreement, the Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Agent, such of the Collateral to be released (in the case of a release) or all of the Collateral (in the case of termination of this Agreement) as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(c) At any time that the respective Grantor desires that the Agent take any action described in clause (b) of this Section 8.14, such Grantor shall, upon request of the Agent, deliver to the Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (a) or (b) of this Section 8.14. The Agent shall have no liability whatsoever to any other Credit Party as the result of any release of Collateral by it as permitted (or which the Agent in good faith believes to be permitted) by this Section 8.14.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:	GAMESTOP CORP.
GAMESTOP, INC.
SUNRISE PUBLICATIONS, INC.
ELBO INC.
EB INTERNATIONAL HOLDINGS, INC.
KONGREGATE INC.
SPAWN LABS, INC., as Grantors

	By:	/s/ Robert Lloyd
	Name:	Robert Lloyd
	Title:	Executive Vice President and Chief Financial Officer

GAMESTOP TEXAS LTD.
SIMPLY MAC, INC.
SPRING COMMUNICATIONS HOLDING, INC.
GS MOBILE, INC., as Grantors

	By:	/s/ Robert Lloyd
	Name:	Robert Lloyd
	Title:	Chief Financial Officer

MARKETING CONTROL SERVICES, INC., as a Grantor

	By:	/s/ Scott Shaver
	Name:	Scott Shaver
	Title:	Secretary

SOCOM LLC, as a Grantor

	By:	/s/ Marc Summey
	Name:	Marc Summey
	Title:	Manager

Signature Page to Second Amended and Restated Security Agreement

AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Andrew Cerussi
	Name:	Andrew Cerussi
	Title:	Director

Signature Page to Second Amended and Restated Security Agreement

Annex 1 to

Second Amended and Restated Security Agreement

PERFECTION CERTIFICATE

                    , 2014

In connection with that certain (i) Second Amended and Restated Credit Agreement (the “Credit Agreement”) to be entered into by and among GameStop Corp. (the “Lead Borrower”), the other Borrowers party thereto (together with the Lead Borrower, individually, a “Company”, and collectively, the “Companies”), the Lenders party thereto from time to time, and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), and (ii) Second Amended and Restated Security Agreement to be entered into by the Lead Borrower, the other Grantors party thereto and the Agent (the “Security Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement (as applicable)), each Company hereby certifies as follows:

I. Current Information

A. Legal Name, Organization, Corporate Function, Jurisdiction of Organization and Organizational Identification Number. The full and exact legal name (as it appears in its certificate or articles of organization, limited liability membership agreement, or similar organizational documents, in each case as amended to date), the type of organization, the corporate function, the jurisdiction of organization and the state organizational identification number and federal taxpayer identification number) of each Company are as follows:

Name of Company	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Corporate Function[1]	Jurisdiction of Organization	Organizational Identification Number	Federal Taxpayer Identification Number
GameStop Corp.

GameStop, Inc.

Sunrise Publications, Inc.

ELBO Inc.

EB International Holdings, Inc.

Kongregate, Inc.

GameStop Texas Ltd.

Marketing Control Services, Inc.

SOCOM LLC

Spawn Labs, Inc.

Simply Mac, Inc.

Spring Communications Holding, Inc.

GS Mobile, Inc.

1	E.g., holding company, owner of intellectual property or real estate, operating company

B. Chief Executive Office, Mailing Address and other Locations. The chief executive office address and the preferred mailing address and any other location in which each Company maintains any collateral or any books and records relating thereto of each Company are as follows:

Name of Company	Address of Chief Executive Office	Mailing Address (if different)	Location where Books and Records are Kept (if different)
GameStop Corp.

GameStop, Inc.

Sunrise Publications, Inc.

ELBO Inc.

EB International Holdings, Inc.

Kongregate, Inc.

GameStop Texas Ltd.

Marketing Control Services, Inc.

SOCOM LLM

Spawn Labs, Inc.

Simply Mac, Inc.

Spring Communications Holding, Inc.

GS Mobile, Inc.

Name of Company	Addresses of Owned Distribution Centers	Addresses of Leased Distribution Centers

Name of Company	Addresses of Owned Store Locations	Addresses of Leased Store Locations

C. Third Parties in Possession of Collateral. Except as set forth below, no persons (including lessees, consignees, bailees and warehousemen) other than the Companies have possession of any assets (including goods, inventory and equipment) of any Company:

Name/Address/City/State/Zip Code	County	Description of Assets and Value	Nature of Possession (bailee, warehouseman, etc.)

D. Customs Brokers, Freight Forwarders and Carriers. Set forth below are the names and addresses of any customs broker, freight forwarder or carrier which has possession or is intended to have possession of any of assets of any Company consisting of documents, instruments, chattel paper or inventory:

Name of Customs Broker, Freight Forwarder or Carrier	Address/City/State/Zip Code	County	Nature of Possession (customs broker, freight forwarder, carrier, etc.)

E. Changes in Names, Jurisdiction of Organization or Corporate Structure. Except as set forth below, no Company has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past four (4) months:

Company	Date of Change	Description of Change

F. Acquisitions of Equity Interests or Assets. Except as set forth below, no Company has acquired the controlling equity interests of another entity or substantially all the assets of another entity within the past four (4) months:

Company	Date of Acquisition	Description of Acquisition

G. Corporate Ownership and Organizational Structure. Attached as Exhibit A hereto is a true and correct organizational chart showing the ownership of the Lead Borrower and all of its subsidiaries.

H. Tax Return. Attached as Exhibit B hereto is a true and correct copy of the first page of the most recent federal tax return filed by the Lead Borrower with the Internal Revenue Service, together with any pages of such tax return identifying the names of any Subsidiaries consolidated into the Lead Borrower for tax purposes.

II. Investment Related Property

A. Securities. Set forth below is a list of all equity interests owned by the Companies, together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	Owner	Certificate No. (if uncertificated, please indicate so)	Par Value

B. Securities Accounts. Set forth below is a list of all securities accounts of each Company:

Name of Company	Account Number	Name & Address of Financial Institution/ Financial Intermediary

C. Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) of each Company:

Name of Company	Account Number	Type of Account[2]	Name & Address of Financial Institution

D. Instruments. Set forth below is a list of all instruments held by or payable to each Company:

Name of Company	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

2	E.g., concentration account, local store depository account, payroll account, account to pay taxes, etc.

Name of Company	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

III. Intellectual Property

A. Set forth below is a list of all copyrights, patents, trademarks and other intellectual property (including applications therefor) owned by or licensed to each Company:

Copyrights	Owner	Filing Date	Status	Registration No.

Patents	Owner	Filing Date	Status	Registration No.

Trademarks	Owner	Filing Date	Status	Registration No.

IV. Commercial Tort Claims. The Companies currently have the following commercial tort claims against other parties:

Company	Case Name/Filing Number	Jurisdiction of Filing	Defendant	Status/Amount in Controversy

[SIGNATURE PAGE FOLLOWS]

Each Company acknowledges and agrees that the Agent and each other Credit Party (as defined in the Credit Agreement) are relying on the information represented in this Perfection Certificate as an inducement to enter into the Credit Agreement and provide loans and other financial accommodations to or for the benefit of the Borrowers, subject to the terms and conditions of the Credit Agreement.

IN WITNESS WHEREOF, each of the undersigned hereto has caused this Perfection Certificate to be executed as of the date above first written by its officer thereunto duly authorized.

COMPANIES:

GAMESTOP CORP.
GAMESTOP, INC.
SUNRISE PUBLICATIONS, INC.
ELBO INC.
EB INTERNATIONAL HOLDINGS, INC.
GAMESTOP TEXAS LTD., as Borrowers

By:
Name:
Title:

KONGREGATE INC., as a Borrower

By:
Name:
Title:

MARKETING CONTROL SERVICES, INC., as a Borrower

By:
Name:
Title:

SOCOM LLC, as a Borrower

By:
Name:
Title:

Signature Page to Perfection Certificate

SPAWN LABS, INC., as a Borrower

By:
Name:
Title:

SIMPLY MAC, INC., as a Borrower

By:
Name:
Title:

SPRING COMMUNICATIONS HOLDING, INC., as a Borrower

By:
Name:
Title:

GS MOBILE, INC., as a Borrower

By:
Name:
Title:

Signature Page to Perfection Certificate

Exhibit A

Corporate Organizational Chart

Exhibit B

Federal Tax Return